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                                                                   Exhibit 10.18

                             STOCK PLEDGE AGREEMENT

      This Stock Pledge Agreement ("Agreement") is entered into as of October 13, 1999, by and between ROLLA P. HUFF ("Huff") and MGC COMMUNICATIONS, INC., a Nevada corporation ("MGC").

                                    RECITALS

      A. Simultaneously herewith, Huff has purchased 150,000 shares of common stock in MGC at $28.8125 per share (the "Subject Shares").

      B. The purchase price for the Subject Shares is payable under that certain non-recourse promissory note from Huff to MGC in the initial principal amount of $4,321,875.00 (the "Obligations").

      C. The Subject Shares are to be subject to the terms of this Agreement until such time (the "Termination Date") as the Obligations have been paid in full.

      D. Upon the terms and subject to the conditions set forth in this Agreement, Huff hereby pledges the Subject Shares to MGC by depositing them with MGC.

                                    AGREEMENT

      1. Pledge. Huff hereby assigns and delivers to MGC certificate number _____ which represents 150,000 shares of the common stock of MGC. Such stock constitutes the Subject Shares. Together with such stock, Huff hereby delivers to MGC a stock power separate from the stock certificate duly endorsed by Huff as transferor and authorizing MGC to transfer such stock on the records of MGC.


      2. Stock. The Subject Shares shall be and are hereby held by MGC as security for Huff's payment of the Obligations. The Subject Shares shall not be disposed of by Huff, nor shall they be encumbered except as herein provided. At such time as Huff shall have provided to MGC's satisfaction evidence that the Termination Date has occurred as a result of the Obligations having been paid in full, including, without limitation, by forgiveness thereof as provided in that certain Employment/Stock Repurchase Agreement dated as of October 13, 1999, MGC shall deliver the stock certificate and stock power described above to Huff.
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      3. Voting Rights. Huff shall have the right to vote the Subject Shares so long as there is no event of default in existence hereunder. During the continuance of an event of default, the Subject Shares shall not have any voting rights (as if the Subject Shares were treasury stock).

      4. Default.

            4.1 Events of Default. The failure of Huff to perform the Obligations when due shall constitute an event of default hereunder if such default continues for more than the cure period set forth in Section 5.1 below.

            4.2 Notice of Default. Upon the occurrence of any default, MGC shall give Huff written notice thereof.

      5. Remedies Upon Default.

            5.1 Right to Cure. Huff shall have the right to cure any default for a period of ten (10) days from the date Huff receives written notice of default pursuant to the provisions of Section 4.2. During this cure period, MGC shall not have the right to exercise any of its remedies hereunder.

            5.2 Additional Remedies. In addition to all other rights and remedies which MGC may have under law, MGC shall have all rights and remedies of a secured party under the Uniform Commercial Code in any jurisdiction where enforcement of this Agreement is sought. In addition thereto, MGC shall have the right, upon an event of default, to either:

                  A. If the aggregate fair market value of the Subject Shares shall be less than the amount of the Obligations, to have transferred into MGC's name the Subject Shares, in full satisfaction of the Obligations, or

                  B. Sell or otherwise dispose of the Subject Shares or any part thereof, in one or more sales, at a public or private sale, for cash, on credit or otherwise with or without representations or warranties, and upon such terms as shall be acceptable to MGC, subject to any restrictions imposed by applicable state or federal securities laws.


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            5.3. Sale.

                  5.3.1 MGC shall give Huff at least ten (10) days prior written notice of the sale of all or any part of the Subject Shares or of any proposal by MGC to retain the Subject Shares or any part thereof in satisfaction of Huff's Obligations. Within such ten (10) day period, Huff may cure the default prior to the date on which the sale is scheduled. If Huff does not do so, he may bid at any such sale.

                  5.3.2 Any sale of the Subject Shares shall be held at such time or times and at such place or places as MGC may determine in the exercise of MGC's reasonable discretion; provided, however, that any public sale shall be held in Las Vegas, Nevada. A private sale shall be held on or after the date designated in the notice of sale at the place so designated.

                  5.3.3 MGC may bid at any sale hereunder and shall also have the rights provided in the Uniform Commercial Code of the State of Nevada. The Subject Shares pledged hereunder may, upon the completion of any sale or transfer, be endorsed by MGC as required to transfer the Subject Shares on the books of MGC and Huff hereby constitutes and appoints MGC as his attorney in fact to do so.

                  5.3.4 The proceeds of any sale shall be applied by MGC, after payment of expenses of sale (including, without limitation, attorneys' fees and court costs), first to the Obligations, and any surplus shall be paid to the order of Huff. In the event the proceeds of any such sale are insufficient to fully discharge Huff's Obligations, Huff shall not be liable to MGC for any deficiency.

                  5.3.5 Attorney in Fact. Huff hereby irrevocably appoints MGC as his attorney in fact for purposes of taking any actions and executing any documents and instruments MGC reasonably deems necessary to exercise its remedies and otherwise accomplish the purposes of this Agreement.

      6. Reclassification and Dividends. If, during the life of this Agreement, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of MGC, all new, substituted and additional shares, or other securities issued in connection with any such change, may and shall be held by MGC under the terms of this Agreement. All dividends, current or liquidating, on any Subject Shares held in pledge hereunder, whether in money or in Subject Shares or in kind, shall be paid to MGC during the pendency


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of an Event of Default, and such dividends shall be applied by MGC to the
Obligations hereunder, but otherwise shall be paid to Huff.

      7. Pledgeholder. To facilitate the pledge created herein, the parties agree that MGC shall act as Pledgeholder.

      8. Further Assurances. Huff shall execute, acknowledge and deliver all such instruments and take all such action as MGC may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

      9. Transfer. MGC may at any time or from time to time sell, assign or transfer to any person who shall be the transferee of the Obligations all or any part of its rights hereunder. Upon any such sale, MGC shall be fully discharged thereafter from all liability and responsibility with respect to the rights transferred, and the transferee or transferees shall be vested with all the rights, powers and remedies of the pledge hereunder with respect to the rights transferred.

      10. Miscellaneous Provisions.

            10.1 Entire Agreement: Amendment: Waiver. This Agreement supersedes all prior agreements or understandings, written or oral, between the parties hereto, related to the subject matter hereof, and incorporates the entire understanding of the parties with respect thereto. Any modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged. This Agreement may only be amended by a written instrument signed by the party or parties against whom it is sought to be enforced. The party benefitted by any condition or obligation contained herein may waive the same, but such waiver shall not be enforceable by another party or parties unless made by written instrument, signed by the waiving party. No waiver of any default shall constitute a waiver of any other default or of any subsequent similar default.

            10.2 Notices. Any notice to be given under this Agreement shall be delivered in person or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed as follows:


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                        Pledgor:    Rolla P. Huff
                                    14 Moraine Point
                                    Victor, New York 14564


                        Pledgee:    MGC Communications, Inc.
                                    3301 North Buffalo Drive
                                    Las Vegas, Nevada 89129

or to such other address as may be designated in writing.

            10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

            10.4 Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the respective successors, assigns and personal representatives of the parties, except to the extent of any contrary provisions in this Agreement.

            10.5 Headings. The Article and Paragraph headings throughout this Agreement are provided for convenience only and the words contained therein shall in no way be held to expand, amplify, modify or aid in the interpretation or construction thereof.

            10.6 Incorporation of Recitals. The recitals hereto are incorporated into and made a part of this Agreement for all purposes.

            10.7 Resolution of Conflicts. Any controversy between the parties hereto regarding the construction or application of any of the terms, provisions or conditions of this Agreement or any obligation created pursuant hereto shall, on the written request of any party served on the other, be submitted to arbitration, and such arbitration shall comply with and be governed by the provisions of the American Arbitration Association. The parties in conflict shall jointly select one (1) neutral arbitrator to hear and determine the dispute. If the parties are unable to agree upon a neutral arbitrator, then the State Court sitting in Clark County, Nevada, shall select such arbitrator. The cost of arbitration, including attorneys' fees, shall be borne by the losing party or shall be borne by the parties in such proportions as the arbitrator shall decide.


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            10.8 Gender and Number. Any reference which is singular shall include the plural, the neuter shall include the feminine and masculine, the masculine shall include the feminine and neuter, the feminine shall include neuter, and each shall include a corporation wherever necessary to construe this Agreement.

            10.9 Severability. If a court of competent jurisdiction should find any term or provision of this Agreement to be unenforceable or invalid, then such term or provision shall be severed from this Agreement and the remainder of this Agreement shall continue in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have affixed their signatures as of the date herein first written above.

                                        MGC COMMUNICATIONS, INC.,
                                        Pledgee


                                        By:_____________________________________

                                        Title:__________________________________

                                                    (CORPORATE SEAL)


                                        __________________________________(SEAL)
                                        ROLLA P. HUFF, Pledgor


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